Exhibit 10.8

EXECUTION COPY

STOCKHOLDER VOTING AGREEMENT

This STOCKHOLDER VOTING AGREEMENT (this “Agreement”) dated as of December 20, 2010 between AH Holdings, Inc. (“Parent”), a Delaware corporation, and Bland E. Chamberlain III (the “Stockholder”).

WHEREAS, Parent, AH Merger Sub, Inc., a Delaware corporation (“Sub”), and American Surgical Holdings, Inc. (the “Company”), are entering into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended, modified or supplemented or restated, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

WHEREAS, Stockholder owns the number of Common Shares set forth opposite his, her or its name on Schedule A hereto (such Common Shares, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares” of such Stockholder);

WHEREAS, Stockholder owns the number of Options to acquire Common Shares set forth opposite his, her or its name on Schedule A hereto (the “ Subject Options”)

WHEREAS, Stockholder and Parent are parties to that certain Exchange Agreement dated as of the date hereof (the “Exchange Agreement”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent and Sub have required that Stockholder enter into this Agreement and the Stockholder desires to enter into this Agreement to induce Parent and Sub to enter into the Merger Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as of the date hereof as follows:

(a) Authority; Execution and Delivery; Enforceability. The Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Stockholder has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity, whether such enforceability is considered in a proceeding in equity in law. The execution and delivery by the Stockholder of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any lien upon any of the properties or assets of the Stockholder under (i) any provision of any contract, lease, license, indenture, agreement, note, bond, permit, license, concession, franchise or other instrument (“Contract”) to which the Stockholder is a party or by which any properties or assets of the Stockholder are bound; or (ii) subject to the filings and other matters referred to in the next sentence, any provision of any order, judgment or Law applicable to the Stockholder or the properties or assets of the Stockholder. No Consent of, or registration, declaration or filing with, any Governmental Entity or other Person is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby. If the Stockholder is married and the Subject Shares of the Stockholder constitute community property this Agreement constitutes a valid and binding agreement of the Stockholder’s spouse, enforceable against such spouse in accordance with its terms. No trust of which the Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. The Stockholder hereby acknowledges that it has received and reviewed a copy of the Merger Agreement.

(b) The Subject Shares. The Stockholder is the owner of, and, except for any Subject Shares held in “street name” and identified on Schedule A, the record owner of the Subject Shares set forth on Schedule A attached hereto. The Stockholder has good and marketable title to the Subject Shares set forth on Schedule A free and clear of any Liens, other than those liens set forth on Schedule A. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth on Schedule A attached hereto. The Stockholder has the sole right and authority to vote and dispose of the Subject Shares, and the Stockholder is not a party or bound by, and neither the Stockholder nor the Subject Shares is subject to any voting trust or other agreement, option, warrant, proxy, arrangement or restriction with respect to the voting or disposition of the Subject Shares, except as contemplated by this Agreement.

(c) Reliance. The Stockholder understands and acknowledges that the Parent and Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

SECTION 2. Representations and Warranties of Parent. Parent hereby represents and warrants to Stockholder as follows: Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent under (i) the certificate of incorporation or bylaws of Parent, (ii) any provision of any Contract to which Parent is a party or by which any properties or assets of Parent are bound or (iii) subject to the reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, any provision of any Judgment or Law applicable to Parent or the properties or assets of Parent.

SECTION 3. Covenants of Stockholder. Stockholder covenants and agrees as follows:

(a) At any meeting of the stockholders of the Company called to vote on the Merger, the Merger Agreement or the other Transactions or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger, the Merger Agreement or the other Transactions is sought, the Stockholder shall, (i) when a meeting is held, appear at such meeting or otherwise cause all Subject Shares that were outstanding on the record date for such meeting to be counted as present thereat for purposes of establishing a quorum, and (ii) vote (or cause to be voted), including by executing a written consent, the Subject Shares that were outstanding on the record date for such meeting in favor of the adoption and approval of the Merger, the Merger Agreement and all of the Transactions.

(b) The Stockholder hereby irrevocably grants to, and appoints, Parent and Sub, or any of them, and any individual designated in writing by any of them, and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Subject Shares of the Stockholder that are outstanding on the applicable date, or grant a consent or approval in respect of the Subject Shares of the Stockholder that are outstanding on the applicable date in a manner consistent with this Section 3. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 3(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy and power of attorney is given to secure the performance of the duties of the Stockholder under Section 3 of this Agreement. The Stockholder hereby further affirms that the irrevocable proxy and power of attorney is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy and attorney-in-fact may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law. The irrevocable proxy and power of attorney granted hereunder shall automatically terminate upon the termination of both Section 3(a) and Section 3(c).

(c) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder’s vote, consent or other approval is sought with respect to any of the matters described in (x), (y) or (z) below, the Stockholder shall: (i) when a meeting is held, appear at such meeting or otherwise cause all Subject Shares that were outstanding on the applicable record date to be counted as present thereat for purposes of establishing a quorum, and (ii) vote (or cause to be voted) the Subject Shares that were outstanding on the applicable record date against (x) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale or transfer of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, (y) any Acquisition Proposal and (z) any amendment of the Company Certificate or the Company By-laws or other proposal or transaction involving the Company or any Company Subsidiary, which amendment or other proposal or transaction would in any manner impede, delay, frustrate, prevent or nullify the Merger or any provision of the Merger Agreement or any of the Transactions or change in any manner the voting rights of any class of the Company’s capital stock. The Stockholder shall not commit or agree to take any action inconsistent with the foregoing. The Stockholder agrees that, as a condition to the Transfer, whether by operation of law or otherwise, of legal or beneficial ownership of the Subject Shares by the Stockholder to any person or entity, the Stockholder shall obtain such person’s or entity’s agreement in writing to be bound by the terms of Section 3.

(d) Stockholder further agrees that, until the termination of this Agreement, Stockholder will not, and will not permit any entity under Stockholder’s control to, (i) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Acquisition Proposal (as defined below), (ii) initiate a stockholders’ vote with respect to an Acquisition Proposal or (iii) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal.

(e) Other than pursuant to this Agreement, the Stockholder shall not directly or indirectly (A) sell, transfer, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares or Subject Options to any Person other than in accordance with the Merger or (B) grant any proxy, deposit any Subject Shares or Subject Options into any voting trust or enter into any other agreement or arrangement related to the voting of the Subject Shares or Subject Options, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares or (C) commit or agree to take any of the foregoing actions.

(f) The Stockholder shall use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. The Stockholder shall not issue any press release or make any other public statement with respect to the Merger, the Merger Agreement or any other Transaction without the prior consent of Parent, except for public statements made in press releases issued by the Company to the extent permitted by the Merger Agreement or as may be required by applicable Law (including, without limitation, making filings required by Sections 13(d) and 16 of the Exchange Act).

(g) The Stockholder agrees to promptly notify Parent of the number of any Subject Shares acquired by the Stockholder after the date hereof.

(h) The Stockholder hereby covenants and agrees that the Stockholder (a) except for any existing liens identified on Schedule A, has not entered into and shall not enter into any agreement that would restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder and (b) shall not take any action that would reasonably be expected to make any of his, her or its representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling him, her or it from performing his, her or its obligations under this Agreement.

(i) Stockholder shall not enter into any agreement or commitment with any Person the effect of which would be inconsistent with or violative of any of the provisions and agreements contained in this Agreement.

SECTION 4. Termination. This Agreement shall terminate upon the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms; provided that Sections 4 and 5 shall survive any termination of this Agreement pursuant to Section 4(b).

No party hereto shall be relieved from any liability for breach of this Agreement by reason of any such termination.

SECTION 5. Consent and Waiver; Termination of Existing Agreements. At the time Stockholder’s Subject Shares are voted pursuant to this Agreement in connection with the Merger, the Merger Agreement and the other Transactions, Stockholder shall be deemed to have given any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement or instrument to which Stockholder is a party or subject or in respect of any rights Stockholder may have in connection with the Merger or the other Transactions (whether such rights exist under any of the Company’s charter documents, or any contract to which the Company is a party or by which it is, or any of its assets are, bound under statutory or common law or otherwise). Without limiting the generality or effect of the foregoing, Stockholder hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement, the Company’s board of directors’ actions in approving and recommending the Merger, the Merger Agreement and the Certificate of Merger, or to seek damages or other legal or equitable relief in connection therewith. From and after the Effective Time, Stockholder’s right to receive the consideration set forth in Article II of the Merger Agreement (including but not limited to Stockholder’s rights under the Exchange Agreement) on the terms and subject to the conditions set forth in the Merger Agreement and the Exchange Agreement shall constitute Stockholder’s sole and exclusive right against the Company and/or Parent in respect of Stockholder’s ownership of the Subject Shares and the Subject Options and his status as a stockholder of the Company or any agreement or instrument with the Company pertaining to the Subject Shares and the Subject Options or Stockholder’s status as a stockholder of the Company, in any case other than as set forth in the Merger Agreement or the Exchange Agreement.

SECTION 6. Additional Matters.

(a) Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request, for the purpose of effectively carrying out the transactions contemplated by this Agreement. Without limiting the generality or effect of the foregoing or any other obligation of Stockholder hereunder, Stockholder hereby authorizes Parent to deliver a copy of this Agreement to the Company and hereby agrees that each of the Company and Parent may rely upon such delivery as conclusively evidencing the waivers of Stockholder referred to in Section 5.

(b) No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as a director or officer of the Company. Stockholder is entering into this Agreement solely in his, her or its capacity as the record holder and beneficial owner of the Subject Shares and nothing herein shall limit or affect any actions taken by Stockholder in his or her capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

(c) The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including the Stockholder’s successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Shares, or the acquisition of additional Common Shares or other voting securities of the Company by the Stockholder (whether by purchase, conversion or otherwise), the number of Subject Shares listed on Schedule A set forth opposite the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional or decreased Common Shares or other voting securities of the Company issued to or acquired or disposed of by such Stockholder.

SECTION 7. General Provisions.

(a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by first class mail, return receipt requested, sent by facsimile (with hard copy to follow by regular mail) or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 9.3 of the Merger Agreement and to the Stockholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

(c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(d) Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

(e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective when signed by both Parent and Stockholder and delivered to each of them. Each party need not sign the same counterpart. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

(f) Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Exchange Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(h) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by Parent without the prior written consent of Stockholder or by Stockholder without the prior written consent of Parent, and any purported assignment without such consent shall be void; provided that notwithstanding the foregoing Parent may assign or transfer its rights, interests and obligations under this Agreement to any Person to which Parent assigns or transfers its rights, interests and obligation under the Merger Agreement in accordance with the Merger Agreement. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(i) Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law or in equity. Parent shall be entitled to recover its reasonable attorney’s fees and expenses in enforcing its rights under this Agreement.

(j) Waiver of Jury Trial. EACH OF THE PARTIES AGREES AND ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELOCATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT.

(k) Specific Performance. Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements of Stockholder contained in this Agreement relate to special, unique and extraordinary matters, (b) Parent is and will be relying on such covenants in connection with entering into the Merger Agreement and the performance of its obligations under the Merger Agreement and (c) a violation of any of the terms of such covenants, obligations or agreements will cause Parent irreparable injury for which adequate remedies are not available at law. Therefore, Stockholder agrees that Parent shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Stockholder from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies Parent may have.

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

AH HOLDINGS, INC.

By:	/s/ Adam B. Dolder
	Name:	Adam B. Dolder
	Title:	Secretary

/s/ Bland E. Chamberlain III
Bland E. Chamberlain III

[SIGNATURE PAGE TO STOCKHOLDER VOTING AGREEMENT]

SCHEDULE A

Name and Address of Stockholder	Number of Shares of Company Common Stock Owned of Record	Number of Shares of Company Common Stock held in “Street name”	Number of Shares Underlying Stock Options Owned

Zak W. Elgamal 10039 Bissonnet Street Suite 250 Houston, TX 77036-7852 Fax: (713) 779-9862	3,108,933	285,715	463,926

Jaime A. Olmo-Rivas 10039 Bissonnet Street Suite 250 Houston, TX 77036-7852 Fax: (713) 779-9862	3,108,932	286,315	463,926

Bland E. Chamberlain III 10039 Bissonnet Street Suite 250 Houston, TX 77036-7852 Fax: (713) 779-9862	991,163	—	115,981

Jose Chapa Jr. 10039 Bissonnet Street Suite 250 Houston, TX 77036-7852 Fax: (713) 779-9862	991,163	—	115,981

Liens on Subject Shares: None